Exhibit 10.2


                           FIRST AMENDED AND RESTATED
                    SUBORDINATION AND INTERCREDITOR AGREEMENT


         THIS FIRST AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement") is effective as of July 10, 2000 (the "Effective Date") by and among Hybridon, Inc., a Delaware corporation ("Borrower"), those persons who from time to time hold the 8% senior notes (described herein) of the Borrower due November 30, 2002 (collectively, the "Senior Noteholders"), those persons who have executed as lenders that certain Line of Credit and Security Agreement (the "June Loan Agreement"), dated as of July 10, 2000, between such lenders and Borrower (collectively, the "Senior Lenders", and together with the Senior Noteholders, the "Senior Security Holders"), and Founders Financial Group ("Founders"), Delaware State Employees Retirement Fund, Declaration of Trust for the Defined Benefit Plans of ICI American Holdings Inc., Declaration of Trust for the Defined Benefit Plans of Zeneca Holdings Inc., The J.W. McConnell Family Foundation and General Motors Employees Domestic Group Trust (said trusts, foundation and fund being referred to collectively as the "Pecks Parties"; Founders and the Pecks Parties are collectively referred to as the "Subordinate Lenders"). This Agreement amends and restates that certain Subordination and Intercreditor Agreement, effective as of December 7, 1999, by and among the Borrower, the Senior Noteholders and the Subordinate Lenders (the "Original Agreement").

                                    RECITALS:

         A. Senior Security Holders have agreed to extend financial accommodations to Borrower pursuant to the terms of the Senior Loan Documents (defined below).

         B. Subordinate Lenders are also shareholders of Borrower and have representatives on Borrower's Board of Directors.

         C. As of December 31, 1996, Borrower entered into a non-revolving term loan with Silicon Valley Bank (the "Bank") which was evidenced, in part, by that certain Loan and Security Agreement dated as of December 31, 1996 (the "Subordinate Loan Agreement").

         D. As security for the financial accommodations made pursuant to the Subordinate Loan Agreement, Borrower granted to Bank a security interest in certain assets of Borrower described more fully in the Subordinate Loan Agreement and herein.

         E. Founders is the succeessor in interest to an investment portfolio formerly held by Forum Capital Markets, LLC ("Forum"). On or about November 20, 1998, Forum and the Pecks Parties purchased the interests of Bank in credit facility evidenced and secured by the Subordinate Loan Agreement and the Subordinate Loan Documents (defined herein).

         F. When the Senior Noteholders made their advances to the Borrower, they required that Borrower and Subordinate Lenders agree to subordinate certain obligations of Borrower to

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Subordinate Lenders. To reflect that agreement, Senior Noteholders, Forum and the Pecks Parties entered into the Original Agreement.

         F. Borrower wishes to enter into an agreement with Boston Biosystems, Inc. ("BBI"), to sell to BBI certain of Borrower's assets (the "Transferred Assets") which are the subject of liens and security interests held by the Senior Security Holders and the Subordinate Lenders upon terms and under conditions set forth in an Asset Purchase Agreement between Borrower and BBI (the "BBI Transaction").

         G. To close the BBI Transaction, Borrower wishes to obtain from the Senior Security Holders and the Subordinate Lenders a release of the Senior Security Holders' and the Subordinate Lenders' entire respective right, title and interest in and to their security interests in the Transferred Assets.

         H. As a condition to making their financial accommodations, Senior Lenders have required, and the Borrower, Senior Noteholders and Subordinate Lenders have agreed, that the obligations of Borrower to Subordinate Lenders be further subordinated, that the Borrower's obligations to the Senior Lender's be pari passu with its obligations to the Senior Noteholders and that other processes be agreed to, as more fully set forth herein.

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.       DEFINITIONS.

Certain terms used herein and not otherwise defined (including capitalized terms used in the foregoing Recitals) shall have the following meanings:

          An "Acceleration" shall mean the occurrence of any acceleration of the principal and interest under any of the Borrower Obligations.

         "Borrower's Public Filings" shall mean the periodic filings on Forms 10-K, 10-Q and 8-K, as filed from time to time with the U.S. Securities and Exchange Commission.

         "Borrower Obligations" means the Senior Obligations or the Subordinate Obligations, as the context requires.

         "Committee Event" shall have the meaning set forth in Section 2.2(a).

         "Default" shall mean any Default or "default" under and as defined in the Senior Loan Documents or the Subordinate Loan Documents, as the context requires.

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         "Event of Default" means any Senior Event of Default or Subordinate
Event of Default, as the context requires.

         "Founders Representative" means Harold L. Purkey, or a successor chosen by Founders.

         "Lenders Committee" shall have the meaning set forth in Section 2.2(a).

         "Payment in Full" or "Paid in Full" or any similar term(s) with respect to any Borrower Obligation means (a) the indefeasible satisfaction and final payment in full of such Borrower Obligation in cash or cash equivalents reasonably acceptable to the payee and the termination of any obligation on the part of the holder of such Borrower Obligation to make any loans or to afford any financial accommodation to Borrower and the full and timely performance of all other obligations to the holder of such Borrower Obligation or (b) in the case of any Borrower Obligation consisting of contingent obligations (including without limitation contingent obligations in respect of letters of credit or other indemnifications under the Subordinate Loan Documents), the setting apart of cash sufficient to discharge such portion of such Borrower Obligation in an account for the exclusive benefit of the holders thereof, in which account such holders shall be granted by Borrower a first priority perfected security interest in a manner acceptable to such holders, which payment or perfected security interest shall have been retained by the holders, in the case of each of (a) and (b) above, for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors' rights laws.

         "Pecks Representative" means Arthur W. Berry or a successor chosen by the holders of a majority of the interests held by the Pecks Parties.

         "Remedy Notification" means the written notification by Subordinate Lenders to Senior Noteholders and/or Senior Lenders or by Senior Noteholders and/or Senior Lenders to Subordinate Lenders of such party's desire to exercise a Remedy following the occurrence of an Event of Default.

         "Remedy" means any the following actions by either Senior Lenders or Subordinate Lenders:

         (i) the exercise of any rights or remedies they may have under the Subordinate Loan Documents or otherwise (other than a declaration of an Acceleration);

         (ii) the commencement or joinder with any other creditors of Borrower in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against Borrower; or

         (iii) the commencement of any action or proceeding against Borrower to enforce or collect any Borrower Obligation, to obtain possession of property of Borrower, to exercise

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     control over property of Borrower or to create, perfect or enforce any lien against property of Borrower.

         "Senior Event of Default" means any Event of Default under and as defined in the Senior Loan Documents.

         "Senior Security Holders' Representative" means Youssef El-Zein (a representative designated by Pillar Investments Ltd.) or a successor representative chosen by the holders of a majority (measured by dollar amount) of the Senior Obligations, outstanding from time to time.

         "Senior Loan Documents" means (i) the Borrower's 8% notes, due November 30, 2002, issued to Senior Noteholders, (ii) the Subscription Agreements between Borrower and each Senior Noteholder, (iii) the Warrant Agreements between Borrower and the Senior Noteholders, (iv) the Line of Credit and Security Agreement, dated as of July 10, 2000, between the Senior Lenders and Borrower (the "Line of Credit"), and (v) all other instruments, agreements and documents which create, evidence or secure the Senior Obligations from time to time (including but not limited to any promissory notes, security agreements, pledge agreements, hypothecation agreements, mortgages, financing statements, and all other agreements of any type whatsoever), delivered by Borrower to Senior Lenders, as such may be amended, modified, supplemented, restated, replaced or refinanced (in any such case with any Senior Lender) from time to time, including all such extensions, renewals, refinancings or refundings thereof, whether or not the principal amount is increased.

         "Senior Obligations" means all obligations of the Borrower under the Senior Loan Documents including but not limited to principal, interest, fees and all other amounts owing to Senior Lenders under the Senior Loan Documents, from time to time. Notwithstanding the foregoing, the Senior Obligations shall not include any principal owed by the Borrower to the Senior Lenders in excess of $10,000,000 except with the consent of the Senior Security Holders' Representative and the Subordinate Lenders' Representatives.

         "Subordinate Debt" means all principal, interest, fees and other amounts owing to Subordinate Lenders under the Subordinate Loan Documents from time to time, whether in respect of principal, interest or otherwise.

         "Subordinate Event of Default" means any Event of Default under and as defined in the Subordinate Loan Documents.

         "Subordinate Lenders' Representatives" shall mean the Pecks Representative and the Founders Representative.

         "Subordinate Loan Agreement" shall have the meaning set forth in the Recitals.

         "Subordinate Loan Documents" means Subordinate Loan Agreement and all other instruments, agreements and documents which create, evidence or secure the Subordinate Obligations from time to time.

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         "Subordinate Obligations" means all obligations of Borrower under the
Subordinate Loan Documents including but not limited to principal, interest, fees and all other amounts owing to Subordinate Lenders under the Subordinate Loan Documents, from time to time.


2.       SUBORDINATION AND INTERCREDITOR PROVISIONS.

         2.1.     Subordination.

         (a) Subordinate Lenders hereby consent to Borrower obtaining certain financial accommodations from Senior Security Holders, all on a senior secured basis.

         (b) Senior Security Holders hereby acknowledge that Subordinate Lenders have been previously granted a security interest in certain of the assets of Borrower. Subordinate Lenders hereby acknowledge and agree that they are willing to and hereby do subordinate the Subordinate Obligations and the collateral securing such obligations to the Senior Obligations.

         (c) Borrower and Subordinate Lenders each hereby represents and warrants to Senior Security Holders that a true, accurate and complete copy of all Subordinate Loan Documents has been either filed as an exhibit to Borrower's Public Filings or otherwise provided to Senior Security Holders' Representative or its counsel in writing, and that none of the Subordinate Loan Documents has been amended or modified in any way from the versions so filed or provided.

         (d) Subordinate Lenders agree, for themselves and each future holder of the Subordinate Obligations, that: (i) subject to the terms hereof, the Subordinate Debt is and shall be expressly subordinate and junior in right of payment to all Senior Obligations until the Senior Obligations have been Paid in Full; (ii) Subordinate Lenders shall not accept additional security or further collateral to support the payment or performance of the Subordinate Debt, unless the Senior Security Holders are granted a lien or security interest in such additional collateral, and such lien or security interest in favor of Senior Security Holders is senior to the lien of the Subordinate Lenders; and (iii) Senior Security Holders have advanced funds in reliance upon the subordination of the Subordinate Debt and the collateral securing such debt to the Senior Obligations.

         2.2.     Lenders Committee.

         (a) Senior Security Holders and Subordinate Lenders hereby agree to constitute a "Lenders Committee" immediately upon the first to occur of the following: (i) the occurrence of an Acceleration, or (ii) the occurrence of a Remedy Notification (a "Committee Event").

         (b) The Lenders Committee shall have three members which shall be comprised of the Senior Security Holders' Representative and the two Subordinate Lenders' Representatives. Any matter which, under the terms of this Agreement or otherwise, requires a vote or action by

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the Lenders Committee, shall require the affirmative votes of a majority of the members of the Lenders Committee.

         (c) From and after its formation following a Committee Event, the Lenders Committee shall be charged solely with liquidating any collateral held by any of the Senior Security Holders or Subordinate Lenders by obtaining possession of or exerting control over such collateral, and perfecting or enforcing liens of the Senior Security Holders and the Subordinate Lenders against such collateral. Borrower and the Lenders Committee shall disburse any proceeds of such liquidation according to the priorities set by this Agreement.

         (d) From and after any Event of Default, neither Senior Security Holders nor Subordinate Lenders may exercise a Remedy without first providing not less that ten (10) days advance written notice to the other Lenders of its desire to so exercise a Remedy (the "Remedy Notification"). Subsequent to the delivery of the Remedy Notification and the resulting formation of the Lenders Committee, then, until the date the Senior Obligations are Paid in Full, Subordinate Lenders shall not exercise any Remedy without either (a) direction or approval by the Lenders Committee or (b) express approval provided herein. Similarly, at any time prior to the date the Subordinate Obligations are Paid in Full, Senior Security Holders shall not exercise any Remedy, without either (a) direction or approval by the Lenders Committee or (b) express approval provided herein.

         (e) If any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings are commenced by or against Borrower or its property, if any proceedings for involuntary liquidation, dissolution or other winding up of Borrower whether or not involving insolvency or bankruptcy are commenced by or against Borrower (collectively, any "Reorganization Proceedings"), then Senior Security Holders shall be entitled in any such Reorganization Proceedings to receive Payment in Full of all Senior Obligations before Subordinate Lenders are entitled in any the Reorganization Proceedings to receive any payment on account of the Subordinate Obligations. In any Reorganization Proceedings, any payment or distribution of any kind or character, whether in cash or in property to which Subordinate Lenders would be entitled on account of the Subordinate Obligations but for the provisions of this Agreement, shall be delivered to Senior Security Holders to the extent necessary to make Payment in Full of all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to or for Senior Security Holders in respect thereof. Subject to the Payment-in-Full of all Senior Obligations, the holders of Subordinate Obligations shall be subrogated to the rights of the holders of the Senior Obligations (to the extent of payments or distributions made to holders of Senior Obligations pursuant to the foregoing sentence or Section 2.3(b)) to receive payments or distributions of the assets of Borrower applicable to the Senior Obligations. No such payments or distributions applicable to the Senior Obligations shall, as between Borrower and its creditors, other than the holders of Borrower Obligations, be deemed to be a payment by Borrower to or on account of the Subordinate Obligations; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Obligations to which the holders of Subordinate Obligations would be entitled except for the provisions of this section shall, as between Borrower and its creditors, other than the holders of Borrower Obligations, be deemed to be a payment by Borrower to or on account of the Senior Obligations.

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         (f) Notwithstanding anything to the contrary contained herein,
Subordinate Lenders may, in any proceedings described in Section 2.2 (e), in the name of Subordinate Lenders, file claims, proofs of claims and other instruments of similar character necessary to enforce the obligations of Borrower in respect of the Subordinate Obligations. Notwithstanding anything to the contrary contained herein, Senior Security Holders may, in any proceedings described in
Section 2.2 (e), in the name of Senior Security Holders, file claims, proofs of claims and other instruments of similar character necessary to enforce the obligations of Borrower in respect of the Senior Obligations. Neither this
Section 2.2(f) nor any other provision hereof shall be construed to give Subordinate Lenders any right to vote any Borrower Obligation held by Senior Security Holders, any related claim or any portion of such claim, whether in connection with any resolution, arrangement, plan or reorganization, compromise, settlement, election of trustees or otherwise, all such votes, as to Senior Obligations to be made solely on the direction of the Senior Security Holders. Neither this Section 2.2(f) nor any other provision hereof shall be construed to give Senior Security Holders any right to vote any Borrower Obligation held by Subordinate Lenders, any related claim or any portion of such claim, whether in connection with any resolution, arrangement, plan or reorganization, compromise, settlement, election of trustees or otherwise, all such votes, as to Subordinate Obligations to be made solely on the direction of the Subordinate Security Holders.

         2.3.     Payments of Borrower Obligations.

         (a) The following provisions shall govern Subordinate Lenders' right to receive and Borrower's right and obligation to pay any amount due and owing under the Subordinate Loan Documents:

                  (i) Provided that the Subordinate Lenders' Representatives shall not have been notified that an Acceleration shall have occurred and be continuing or would be created thereby under the terms of any of the Senior Loan Documents, Subordinate Lenders may receive and Borrower may pay interest only at the interest rate set forth in the Subordinate Loan Documents as of the Effective Date, when due and owing on an unaccelerated basis and not at a rate applicable upon default.

                  (ii) Except as expressly permitted pursuant to Section 2.3(a)(i), Subordinate Lenders shall not be entitled to receive or retain any direct or indirect payment (in cash, cash-equivalents, property, by set-off or otherwise) of or on account of any Subordinate Obligation at any time prior to Payment in Full of the Senior Obligations; provided, however, Borrower may deliver to Subordinate Lenders' Representatives, at any time (including during the occurrence of an Event of Default under any of the Senior Loan Documents and/or the Subordinate Loan Documents), the proceeds from the sale of Subordinate Lender's Collateral, which sale shall be made in a manner directed or approved by the Lenders Committee. Except as expressly permitted pursuant to Section 2.3(a)(i) and (ii), at any time that any of the Senior Obligations is outstanding, Borrower shall not make and

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                  Subordinate Lenders shall not receive or accept any payment
                  (in cash, cash-equivalents, property, by set-off, "bid in" of debt in a disposition of collateral or otherwise) of any kind or nature with respect to the Subordinate Obligations.

         (b) If Subordinate Lenders receive any payment with respect to the Subordinate Obligations which Subordinate Lenders are not permitted to receive and retain pursuant to this Agreement, then such payment shall be held in trust for the benefit of, and shall be paid over promptly to Senior Security Holders, for application to the payment of the Senior Obligations, in such order of priority as Senior Security Holders' Representative shall determine. If Subordinate Lenders pay over any payment or distribution as provided above, then such payment or distribution shall be deemed to have been made by Borrower directly to Senior Security Holders and not to Subordinate Lenders and no Subordinate Obligation shall be discharged by reason of its receipt of any payment or distribution which is so paid over to Senior Security Holders.

         (c) To the extent necessary for Senior Security Holders to realize the benefits of the subordination of the Subordinate Obligations provided for herein, Subordinate Lenders shall execute and deliver to Senior Security Holders' Representative such instruments or documents (together with such assignments or endorsements as Senior Security Holders shall deem necessary), as are consistent with the terms of this Agreement and are reasonably requested by Senior Security Holders' Representative.

         (d) In the event Subordinate Lenders at any time incur any obligation to pay money to Borrower, Subordinate Lenders hereby irrevocably agree that they shall pay such obligation in cash or cash equivalents in accordance with the terms of the document or instrument governing such obligation without deduction or set-off against the Subordinate Obligations.

         2.4. Borrower's Obligations Absolute. The provisions of this Agreement are solely for the benefit of Borrower, Senior Security Holders and Subordinate Lenders for the purpose of defining the relative rights of the parties thereto. Nothing herein shall impair, as between Borrower and any other party hereto, the obligations of Borrower, which are unconditional and absolute, to Senior Security Holders and to Subordinate Lenders, respectively.

         2.5. Transfers. Any Senior Security Holder or any Subordinate Lender may sell, assign or otherwise transfer, in whole or in part, any of the Borrower Obligations or any interest therein to any other person or entity, but only on the express condition that the transferee of the Borrower Obligations shall expressly acknowledge to the other parties to this Agreement, in writing, that it agrees to be bound by all of the terms hereof. Senior Security Holders and Subordinate Lenders each hereby represents and warrants to the others that as of the execution date hereof neither Senior Security Holders nor Subordinate Lenders has transferred or entered into any agreement or understanding with a proposed transferee that they will transfer any of the Borrower Obligations.

         2.6. Liens Subordinate. (a) Subordinate Lenders agree that any liens upon Borrower's assets securing payment of the Subordinated Debt, now or hereafter existing, are and shall be and remain inferior and subordinate to any liens securing payment of the Senior

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Obligations regardless of whether such encumbrances in favor of the Subordinated
Lenders or Senior Security Holders presently exist or are hereafter created or attach.

         (b) Senior Security Holders and Subordinate Lenders hereby agree that, after the Lenders Committee is constituted, the Lenders Committee may file any or all lien releases, UCC releases, and termination statements on behalf of the Senior Security Holders and the Subordinate Lenders at any time Borrower, or any successor, assign or agent of Borrower, proposes a sale of any asset that is approved by the Lenders Committee. In furtherance thereof, the Senior Security Holders and the Subordinate Lenders agree to execute, acknowledge and deliver any lien releases, UCC-3 termination statements or such additional instruments or documents as may be reasonably necessary to confirm the foregoing within three (3) business days of the request therefor by Lenders Committee.

         2.7. Additional Representations and Warranties. Subordinate Lenders and Borrower represent and warrant to Senior Security Holders that:

         (a) as of the date hereof, the total principal amount of the Subordinate Obligations is $7.3 million plus accrued but unpaid interest;

         (b) except as indicated in Borrower's Public Filings or disclosed in writing to the Senior Security Holders' Representative and its counsel, which writing is hereby made a part hereof, as of the date hereof, to the best of their knowledge, after due enquiry, no default or Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred under the Subordinate Loan Documents;

         (c) Subordinate Lenders are collectively the exclusive legal and beneficial owner of all of the Subordinate Obligations;

         (d) except as indicated in Borrower's Public Filings or disclosed in writing to the Senior Security Holders' Representative and its counsel, which writing is hereby made a part of this Agreement, none of the Subordinate Obligations is subject to any lien, security interest (other than Subordinate Lender's Collateral), financing statements, subordination, assignment or other claim; and

         (e) this Agreement constitutes the legal, valid and binding obligations of Subordinate Lenders, enforceable in accordance with its terms.

         2.8. Legends. Subordinate Lenders agree that any instrument at any time evidencing the Subordinate Obligations, or any portion thereof, shall be permanently marked on its face with a legend conspicuously indicating that payment thereof is subordinate in right of payment to the Senior Obligations and subject to the terms and conditions of this Agreement, and after being so marked certified copies thereof shall be delivered to Senior Security Holders. In the event any legend or endorsement is omitted, Senior Security Holders or any of their representatives, officers or employees are hereby irrevocably authorized on behalf of Subordinate Lenders to make the same. No specific legend, further assignment or endorsement or delivery of notes,

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guarantees or instruments shall be necessary to subject any Subordinate
Obligations to the subordination thereof contained in this Agreement.

         2.9. Waiver of Covenant. Subordinate Lenders hereby waive any breaches or defaults arising from Borrower's failure to maintain compliance with
Section 6.9 of the Subordinate Loan Agreement, entitled "Minimum Liquidity", such waiver to remain in effect so long as any amounts of Senior Obligations remain outstanding,

3.       AGREEMENT BY BORROWER.

         (a) Borrower hereby acknowledges and agrees to the foregoing terms and provisions, and agrees that the provisions hereof will bind Borrower, together with its successors and assigns.

         (b) Borrower acknowledges and agrees that: (i) in the event of a breach by Borrower or Subordinate Lenders of any of the terms and provisions contained in this Agreement, such a breach shall constitute an Event of Default, as defined in and under the Senior Loan Documents; and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of either Subordinate Lenders or Senior Security Holders to effectuate the provisions and purposes of this Agreement.

4.       CONSENT AND RELEASE.

         (a) Subordinate Lenders and Senior Noteholders each hereby consent to the execution of, and the parties' respective performance under, the June Loan Agreement, including: (i) the characterization of the Senior Lenders, in addition to the Senior Noteholders, as Senior Security Holders hereunder; (ii) the grant to the Senior Lenders of a security interest in the Collateral (as defined in the June Loan Agreement), which interest shall be subject to the terms and conditions of this Agreement; (iii) the repayment of the amounts due the Senior Lenders and the Senior Noteholders on a pari passu basis; and (iv) the concomitant further subordination of the Subordinate Lenders' security interest in certain of the assets of Borrower to the security interest of the Senior Lenders (in addition to the Senior Noteholders).

         (b) Subject to the terms and conditions set forth in paragraphs (b) and
(c) below, upon the closing of the BBI Transaction, the Subordinated Lenders and the Senior Security Holders each agree to forever release and surrender, in accordance with Section 2.6(b) hereof, all right, title and interest in any security interest such Subordinated Lender or Senior Security Holder may have in the Transferred Assets (the "BBI Security Interest"). Subordinate Lenders and Senior Security Holders agree to execute and file a UCC-3 Partial Release, and all other documents reasonably requested by Borrower, to effect as a matter of public record the release contemplated by this

         (c) As consideration for the release and surrender of the BBI Security Interest, concurrently with the closing of the BBI Transaction, Borrower shall invest Five Million Dollars ($5,000,000) in a segregated, interest-bearing instrument (the "Money Market Instrument") and shall deliver and pledge the Money Market Instrument to the Subordinated Lenders and the

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Senior Security Holders as collateral securing the payment of the Subordinated
Obligations and the Senior Obligations. The pledge of the Money Market Instrument shall be pursuant to a written Pledge Agreement to be entered into by and between the Borrower and the Senior Security Holder's Representative, as collateral agent for the Senior Security Holders and the Subordinated Lenders. The Money Market Instrument shall be deemed to be "Collateral" under the Subordinated Loan Documents and the Senior Loan Documents, and shall be subject to and governed by the terms and conditions of this Agreement, the Senior Loan Documents and the Subordinate Loan Documents pertaining to Borrower's collateral. Borrower shall be entitled to receive any and all interest or other income generated by the Money Market Instrument for so long as no event of default on Borrower's part has occurred under the Subordinated Loan Documents or the Senior Loan Documents.

         (d) To the extent that, and on each occasion that, the Senior Security Holders convert all or a portion of the principal amount and interest of debt held by them into capital stock of the Borrower pursuant to conversion rights under the Senior Loan Documents, in the amount of One Million Dollars ($1,000,000) or more in the aggregate: (i) the pledge shall be released as to a portion of the the Money Market Instrument equal to the principal amount of debt so converted; (ii) Borrower shall be entitled to reduce the amount of to use the released funds as it sees fit; and (iii) the Subordinated Lenders and the Senior Security Holders shall execute and deliver such instruments as may be necessary to effectuate the reduction and release.

5.       MISCELLANEOUS.

         5.1. Notices. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express or other over-night messenger service, first class registered or certified mail, postage prepaid, return receipt requested or by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; or (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

         if to Borrower:        Hybridon, Inc.
                                155 Fortune Blvd.
                                Milford, MA 01757
                                Attn.: President

         with a copy to:        Holland & Knight
                                One Beacon Street
                                Boston, MA.
                                Attn.: James Pollock, Esq.

         if to Senior Security Holders:   Pillar Investments Ltd. Representative
                                          28 Avenue de Messine
                                          Paris, FRANCE 75008
                                          Attn:    Youssef El-Zein

         with a copy to:                  Sachnoff & Weaver, Ltd.
                                          30 South Wacker Drive
                                          Suite 2900
                                          Chicago, Illinois 60606
                                          Attn:    Lance R. Rodgers, Esq.

     if to Subordinate Lenders:           Pecks Management
                                          1 Rockefeller Plaza, Suite 900
                                          New York, NY  10020
                                          Attn: Arthur W. Berry
                                               and
                                          Founders Financial Group
                                          53 Forest Avenue
                                          Old Greenwich, CT  06870
                                          Attn: Harold L. Purkey

The above addresses may be changed by notice of such change, mailed as provided herein, to the last address designated.

         5.2. No Fiduciary Duty. Nothing in this Agreement shall be construed to create or impose upon any Senior Security Holders any fiduciary duty to any Subordinate Lender, or any other implied obligation to act or refrain from acting with respect to Borrower or the Senior Obligations or the collateral security securing the Senior Obligations in any manner contrary to what any Senior Security Holders may determine is in its own best interests. Similarly, nothing in this Agreement shall be construed to create or impose upon any Subordinate Lender any fiduciary duty to any Senior Security Holders, or any other implied obligation to act or refrain from acting with respect to Borrower or the Subordinate Obligations or the collateral security securing the Subordinate Obligations in any manner contrary to what any Subordinate Lender may determine is in its own best interests.

         5.3. Notice of Default. In addition to any other notices which may be required hereunder, Subordinate Lenders shall give written notice to Senior Security Holders' Representative, promptly after they become aware of the occurrence of: (a) an Event of Default under the terms of the Subordinate Loan Documents; (b) the cure of any such Event of Default; (c) the payment in full of the Subordinate Debt; (d) any Acceleration of the Subordinate Debt; and (e) any action or proceeding instituted against Borrower on account of any Event of Default.

         5.4. Successors; Continuing Effect.

         (a) This Agreement is being entered into for the benefit of, and shall be binding upon, Borrower, each Senior Security Holders and each Subordinate Lender and their respective successors and assigns, including each subsequent or additional holder of Senior Obligations, or Subordinate Debt, and any participant (whether now existing or hereafter arising) in the Senior Obligations. The terms "Senior Security Holders" and "Subordinate Lenders" shall include, respectively, any such subsequent or additional holder of or participant in Senior Obligations or Subordinate Obligations whenever the context permits. This Agreement shall inure to the benefit of and be enforceable by any future holder or holders of the Borrower Obligations or any part of any of the same; provided that, nothing contained in this Section 5.4 shall be deemed to permit the transfer of the Subordinate Obligations in violation of the provisions of Section 2.5.

         (b) Senior Security Holders reserve the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Senior Obligations and the Collateral securing same. In connection with any participation or other transfer or assignment, Senior Security Holders (i) may disclose to such assignee, participant or other transferee or assignee all documents and information which Senior Security Holders now or hereafter may have relating to the Senior Obligations or the Collateral, and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement.

         5.5. Amendments. This Agreement may be amended only by a written instrument executed by holders of a majorities in interest of each of the Senior Obligations and the Subordinate Obligations and, if such amendment affects Borrower, by Borrower.

         5.6. Term. This Agreement shall remain in full force and effect until the Payment in Full of the Senior Obligations.

         5.7. Waivers. No waiver shall be deemed to be made by any party of any of its rights hereunder unless the same shall be in writing and then only with respect to the specific instance involved, and no such waiver shall impair or offset the rights of the waiving party or the obligations of the party benefited by such waiver in any other respect or at any other time.

         5.8. Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         5.9. The Borrower May Not Impair Subordination. No right of Senior Security Holders or Subordinate Lenders to enforce the subordination created hereby shall be impaired by any act or failure to act by Borrower or by the failure by Borrower to comply with this Agreement, regardless of any knowledge which any Senior Security Holders or any Subordinate Lender may have or be otherwise charged with.

         5.10. Specific Performance. The parties hereto acknowledge that legal remedies may be inadequate and therefore Senior Security Holders and Subordinate Lenders are hereby authorized to demand specific performance of the provisions of this Agreement at any time when Borrower, Senior Security Holders or Subordinate Lenders shall have failed to comply with any provision hereof. Each party hereto hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

         5.11. Further Actions. After the execution of this Agreement each party will execute and deliver all such documents and instruments and do all such other acts and things as may be reasonably necessary to carry out the provisions of this Agreement.

         5.12. Agreement to Control. If any provision in any document or instrument relating to the Senior Obligations or the Subordinate Debt differs with the terms of this Agreement regarding the same or any similar matter, the provisions of this Agreement shall control and each other provision shall be interpreted so as to give effect to the provisions of this Agreement.

         5.13. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such matters.

         5.14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         5.15. Facsimile. For purposes of negotiating and finalizing this Agreement (including any subsequent amendments thereto), any signed document transmitted by facsimile machine ("Fax") shall be treated in all manner and respects as an original document. The signature of any party by Fax shall be considered for these purposes as an original signature. Any such Fax document shall be considered to have the same binding legal effect as an original document, provided that an original of the faxed document was mailed by first class U.S. Mail or personally delivered to the recipient, on the date of its transmission with proof of the fax transmission. At the request of any party, any Fax document subject to this Agreement shall be re-executed by both parties in an original form. The undersigned parties hereby agree that neither shall raise the use of the Fax or the fact that any signature or document was transmitted or communicated through the use of a Fax as a defense to the formation of this Agreement. This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one agreement, binding on all of the parties hereto notwithstanding that all of the parties hereto are not signatories to the same counterpart. Each of the undersigned parties authorizes the assembly of one or more original copies of this Agreement through the combination of the several executed counterpart signature pages with one or more copies of this Agreement, including the Schedules and Exhibits, if any, to this Agreement. Each such compilation of this Agreement shall constitute one original of this Agreement.

         5.16.    Consent to Jurisdiction; Waiver of Jury Trial.

         (a) BORROWER, SUBORDINATE LENDERS AND SENIOR SECURITY HOLDERS EACH HEREBY (i) TO THE EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL

COURT LOCATED IN BOSTON, MASSACHUSETTS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (ii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER, SUBORDINATE LENDERS AND SENIOR LENDERS MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (iii) AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (iv) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST ANY PARTY HERETO OR ANY OF PARTY'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN BOSTON, MASSACHUSETTS.

         (b) NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR SENIOR SECURITY HOLDERS' OR SUBORDINATE LENDERS' RIGHT TO SERVE LEGAL PROCESS ON BORROWER IN ANY MANNER PERMITTED BY LAW OR SENIOR SECURITY HOLDERS' OR SUBORDINATE LENDERS' RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         (c) BORROWER, SENIOR SECURITY HOLDERS AND SUBORDINATE LENDERS EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. EACH PARTY HERETO HEREBY EXPRESSLY ACKNOWLEDGES THIS WAIVER IS A MATERIAL INDUCEMENT FOR SENIOR SECURITY HOLDERS TO ENTER INTO THIS AGREEMENT AND TO MAKE THE LOANS EVIDENCED BY THE SENIOR LOAN DOCUMENTS.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Subordination Agreement as of the day, month and year first above written.

                           HYBRIDON, INC.


                           By: /s/ Robert G. Anderson
                              ------------------------------------------
                           Name:  Robert G. Anderson
                           Title: Chief Financial Officer and
                                  Vice President of Operations & Planning


                           SENIOR LENDERS
                               By: Pillar Investments Ltd, Their Representative

                           By:   /s/ Youssef Tel Zein
                              -------------------------------------------
                           Name: Youssef Tel Zein


                           SENIOR NOTEHOLDERS
                               By: Pillar Investments Ltd, Their Representative

                           By:   /s/ Youssef Tel Zein
                              -------------------------------------------
                           Name: Youssef Tel Zein


                           FOUNDERS FINANCIAL GROUP


                           By: /s/ Harold L. Purkey
                              -------------------------------------------
                           Name: Harold L. Purkey
                           Title: Partner

                           DELAWARE STATE EMPLOYEES RETIREMENT
                           FUND     DECLARATION OF TRUST FOR THE DEFINED
                           BENEFIT PLANS OF ICI AMERICAN HOLDINGS INC
                           DECLARATION OF TRUST FOR THE DEFINED
                           BENEFIT PLANS OF ZENECA HOLDINGS INC.
                           THE J.W. MCCONNELL FAMILY FOUNDATION
                           GENERAL MOTORS EMPLOYEES DOMESTIC
                           GROUP TRUST

                                    By: PECKS MANAGEMENT PARTNERS, LTD.

                                    By: /s/ Arthur W. Berry
                                       ----------------------------------
                                    Name:  Arthur W. Berry
                                    Title: Principal